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EXHIBIT 24

POWER OF ATTORNEY

        The undersigned directors of Magna Entertainment Corp. (the "Company") hereby appoint Thomas Hodgson, Chief Executive Officer, Blake S. Tohana, Executive Vice-President and Chief Financial Officer, and Lee Jackson, Legal Counsel and Secretary, as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Company, and to file with the Securities and Exchange Commission on behalf of the Company under the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the year ended December 31, 2004 (including any and all amendments thereto).

        This Power of Attorney automatically ends upon the termination of Mr. Hodgson's, Mr. Tohana's and Mr. Jackson's service with the Company.

        In witness whereof, the undersigned have executed this Power of Attorney on this 14th day of March, 2005.

/s/ JOHN R. BARNETT John R. Barnett	/s/ JERRY D. CAMPBELL Jerry D. Campbell

/s/ W. THOMAS HODGSON W. Thomas Hodgson	/s/ LOUIS E. LATAIF Louis E. Lataif

/s/ EDWARD C. LUMLEY Edward C. Lumley	/s/ JIM MCALPINE Jim McAlpine

/s/ WILLIAM J. MENEAR William J. Menear	/s/ DENNIS MILLS Dennis Mills

/s/ GINO RONCELLI Gino Roncelli	/s/ FRANK STRONACH Frank Stronach

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POWER OF ATTORNEY